UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

VANGENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-145355	20-1961427
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4250 North Fairfax Drive Suite 1200 Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 284-5600

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On September 15, 2010, Vangent, Inc. (“Vangent”) completed the acquisition (“Acquisition”) of Buccaneer Computer Systems & Service, Inc. (“Buccaneer”). Buccaneer is a leading provider of IT services, infrastructure, secure data hosting and data analytics for the government healthcare market.

Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated August 5, 2010, by and among VBCSS Acquisition Corp., a wholly owned subsidiary of Vangent (“Merger Sub”), Buccaneer, the majority shareholder of Buccaneer and the agent of Buccaneer’s shareholders, Merger Sub was merged with and into Buccaneer and as a result Buccaneer continues as the surviving corporation and is a wholly owned subsidiary of Vangent (the “Merger”).

At the closing date of the Merger, Vangent acquired all outstanding shares of Buccaneer stock in exchange for aggregate consideration of $65.0 million (the “Merger Consideration”). The Merger Consideration is subject to adjustment based on the working capital position of Buccaneer on the closing date of the Merger. Pursuant to the Merger Agreement: $3.0 million of the Merger Consideration was placed in escrow to be used to satisfy certain tax obligations of Buccaneer, and $5.0 million of the Merger Consideration due to the majority shareholder was withheld for a period of 15 months to satisfy certain potential indemnification obligations of the majority shareholder of Buccaneer. The amount of the Merger Consideration due at closing, including the amount placed in escrow, was $60 million.

Vangent funded the $60.0 million due at closing with available cash of $44.0 million and a variable-rate borrowing of $16.0 million drawn on its senior secured revolving credit facility. The borrowing represents a direct financial obligation of Vangent. The variable rate was 2.53% at September 15, 2010. Borrowings under the senior secured credit facility bear interest at a rate equal to, at the Company’s option, either: (i) the base rate, as defined, plus an applicable margin of 1.00-1.50%, or (ii) the adjusted LIBOR, as defined, plus an applicable margin of 2.00-2.50%. The applicable margin was 2.25% at September 15, 2010.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is filed hereto as Exhibit 2.1 to this current report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 5, 2010, by and among Vangent, Inc., VBSCC Acquisition Corp., and Buccaneer Computer Systems & Service, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vangent Inc.

September 21, 2010	/s/ Kevin T. Boyle

Kevin T. Boyle
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 5, 2010, by and among Vangent, Inc., VBSCC Acquisition Corp., and Buccaneer Computer Systems & Service, Inc.